Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of Hitek Global Inc. (the “Company”) of our report dated May 13, 2022, with respect to our audit of the Company’s consolidated financial statements for the year ended December 31, 2021, which appears in the Annual Report on Form 20-F of the Company for the year ended December 31, 2023.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

Irvine, California

September 3, 2024